UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 27, 2015 (February 23, 2015)
Date of Report (Date of earliest event reported)

 AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6680 Amelia Earhart Court
AP Gaming Holdco, Inc.
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2015, AGS, LLC (the “Company”), a subsidiary of AP Gaming Holdco, Inc. (the “Registrant”), entered into an employment agreement with Kimo Akiona to serve as Chief Financial Officer of the Company (the “Employment Agreement”). Mr. Akiona will also serve as the Registrant’s Treasurer.  The Registrant’s prior Chief Financial Officer and Treasurer, Curt Mayer, tendered his resignation effective March 11, 2015. Mr. Akiona, age 41, most recently served as Senior Vice President and Corporate Controller of SHFL entertainment Inc. / Bally Technologies, Inc. Mr. Akiona joined SHFL entertainment Inc. in December 2005 and held various positions within the organization's finance and accounting department during his tenure, including Vice President and Corporate Controller and Director of SEC Reporting. Mr. Akiona is a graduate of University of Nevada, Las Vegas with a B.S. in Business Administration with a concentration in accounting.

Pursuant to the Employment Agreement, Mr. Akiona’s annual base salary shall be $275,000, and Mr. Akiona shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity equal to 50% of his base salary. If during the term of the Employment Agreement, the Company terminates Mr. Akiona’s employment without “cause” (as defined in the Employment Agreement), then, subject to receiving a signed release of claims from Mr. Akiona, the Company shall pay or provide Mr. Akiona with: severance equal to nine (9) months base salary. Pursuant to his Employment Agreement, Mr. Akiona will also be subject to certain non-solicitation and non-competition restrictions for nine (9) months post-termination of employment, as well as perpetual confidentiality and non-disparagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date:	February 27, 2015	By:	/s/ David Lopez
		Name:	David Lopez
		Title:	Chief Executive Officer